 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): December 5, 2024

LENNOX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2140 LAKE PARK BLVD.,
RICHARDSON, Texas 75080
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (972)497-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LII	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2024, Janet K. Cooper, who has served on the Board of Directors (the “Board”) of Lennox International Inc. (the “Company”) since 1999, notified the Company of her decision to not stand for re-election at the 2025 Annual Meeting. She will serve the remainder of her current term, which expires at the conclusion of the 2025 Annual Meeting on May 22, 2025.

Also on December 5, 2024, Gregory T. Swienton submitted his resignation from the Board, having reached the mandatory retirement age under the Company's Corporate Governance Guidelines (the “Guidelines”). In accordance with the Guidelines, Mr. Swienton's resignation will be effective at the conclusion of the 2025 Annual Meeting on May 22, 2025. Mr. Swienton has served on the Board of Directors of the Company since 2010.

The retirements of Ms. Cooper and Mr. Swienton are not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On December 6, 2024, the Board passed a resolution reducing the size of the Board by two members, effective upon Ms. Cooper's and Mr. Swienton's retirements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LENNOX INTERNATIONAL INC.

Date: December 6, 2024

By:	/s/ Monica M. Brown
Name:	Monica M. Brown
Title:	Assistant Secretary